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                                                                   EXHIBIT 23(d)

                     CONSENT OF HEIDELBERG & WOODLIFF, P.A.


  We hereby consent to the reference to our law firm under the captions "The Merger-Regulatory Approvals and Certain Other Conditions to the Merger; Waiver and Amendment" and "Certain Federal Income Tax Considerations" in the Prospectus/Proxy Statement constituting part of this Registration Statement on Form S-4 filed by SouthTrust Corporation.

Heidelberg & Woodliff, P.A.

By: /s/ Leigh H. Patterson
    ----------------------


Dated: August 5, 1994